Exhibit 10.5

FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of February 11, 2025, is entered into by and among APLD HPC Holdings LLC (f/k/a APLD ELN-02 Holdings LLC), a Delaware limited liability company (“HPC Holdings”), MIP VI HPC Holdings, LLC, a Delaware limited liability company (the “Purchaser”), Applied Digital Corporation, a Nevada corporation (“APLD”) and APLD HPC TopCo LLC, as Delaware limited liability company (the “Assignee”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, HPC Holdings, the Purchaser and APLD are parties to that certain Unit Purchase Agreement, dated as of January 13, 2025 (the “Purchase Agreement”);

WHEREAS, HPC Holdings, as borrower, and certain of its direct and indirect Subsidiaries, as guarantors, desire to enter into that certain Credit and Guaranty Agreement, dated as of the date hereof and in the form attached hereto as Exhibit A (the “SMBC Credit Agreement”), with each person from time to time party thereto as a “Lender” thereunder (collectively, the “Lenders”) and Sumitomo Mitsui Banking Corporation, as administrative and collateral agent, pursuant to which the Lenders have agreed to provide a term loan facility to the Issuer, on the terms and subject to the conditions set forth therein, in order to finance certain amounts relating to the Issuer’s data centers and data center land projects for the HPC Segment (such financing, the “Bridge Financing”);

WHEREAS, Section 7.10 of the Purchase Agreement provides that the Purchase Agreement may be amended upon the mutual written agreement of the Issuer and the Purchaser; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement to, among other things, (i) reflect HPC Holdings’ entry into the SMBC Credit Agreement and consummation of the Bridge Financing, (ii) extend the February 15, 2025 deadline for the completion of certain pre-closing documentation to February 28, 2025 (the “Extension”), in order to give the parties to the Purchase Agreement additional time to complete that documentation given HPC Holdings’ focus on the Bridge Financing, and (iii) ratify the novation and assignment by HPC Holdings of all of HPC Holdings’ rights, title, and interests, duties, obligations and liabilities under the Purchase Agreement and any Transaction Documents to the Assignee, and reflect the Assignee’s acceptance of such rights, title and interest and assumption of all such duties, obligations and liabilities (the “Assignment and Assumption”), in each case, as set forth in this Amendment.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Joinder; Assignment and Assumption; Acceptance and Release.

(a) Joinder. Effective as of the date hereof, the Assignee joins in and becomes party (as fully as if the Assignee had been an original signatory thereto) to the Purchase Agreement and the Transaction Documents, as applicable, as the “Issuer” thereunder for all purposes thereof, and the Purchase Agreement shall be construed and treated in all respects as if the Assignee was (and had at all times been) named therein as a party instead of HPC Holdings. The Assignee hereby ratifies all previous actions taken by HPC Holdings with respect to the rights under the Purchase Agreement, with the same force and effect as if the action had been taken by the Assignee.

(b) Novation and Assumption. Effective as of the date hereof, HPC Holdings hereby irrevocably novates and transfers to the Assignee all of HPC Holdings’ rights, title, and interests and duties, liabilities and obligations under the Purchase Agreement in its capacity as the “Issuer” thereunder, and the Assignee hereby irrevocably accepts such rights, title and interest and assumes all such duties, obligations and liabilities on the terms set forth herein, including, without limitation, any claims, liabilities or obligations arising from any failure of HPC Holdings to perform any of the covenants, agreements, commitments and/or obligations to be performed by HPC Holdings in its capacity as the “Issuer” prior to the date hereof under the Purchase Agreement. Furthermore, the Assignee hereby makes each of the representations and warranties of the “Issuer” under the Purchase Agreement (including, without limitation, those representations and warranties relating to the Group Companies and the Business under Section 2 thereof) as of the Effective Date, and undertakes to perform each of the covenants of the “Issuer” under the Purchase Agreement (including, without limitation, satisfaction of the Pre-Closing Restructuring pursuant to Section 5.12 thereof), in each case as fully as if the Assignee had been an original signatory thereto.

(c) Assignee’s Performance and Release. The Assignee, as a separate undertaking to the Purchaser, shall duly perform and discharge all liabilities and obligations arising out of or related to the Purchase Agreement whatsoever from time to time to be performed or discharged by it by virtue of this Agreement in all respects as if the Assignee was (and had at all times been) named therein as a party instead of HPC Holdings. The Assignee shall assume liability for any breach, non-observance or failure by HPC Holdings to perform any obligations expressed to be undertaken by HPC Holdings in its capacity as the “Issuer” under the Purchase Agreement prior to the date hereof or for which HPC Holdings (in its capacity as the “Issuer”) is liable, in each case, irrespective of whether or not such breach, non-observance or failure shall have been known to any of the parties.

(d) Purchaser’s Acceptance and Release. Effective as of the date hereof, the Purchaser hereby: (i) consents to the novation and assumption set forth in Section 1(b) above, in accordance with Section 7.3 of the Purchase Agreement, and accepts the liability of the Assignee as “Issuer” in place of the liability of HPC Holdings as “Issuer” arising out of or related to the Purchase Agreement and grants to the Assignee the same rights under or arising out of or related to the Purchase Agreement as were granted to HPC Holdings in its capacity as the “Issuer” as if the Assignee was and had been a party to the Purchase Agreement instead of and in place of HPC Holdings; (ii) releases and forever discharges HPC Holdings from all covenants, agreements, obligations, claims and demands of the “Issuer”, whether in law or at equity, which the Purchaser now has, or which any successor or assign of any of them hereafter shall have, against the Issuer, arising out of or related to the Purchase Agreement; (iii) agrees to look solely to the Assignee for performance of the obligations of the Issuer under the Purchase Agreement; and (iv) agrees to continue to be bound by the Purchase Agreement in every way as if the Assignee were named in the Purchase Agreement as “Issuer” thereunder.

(e) APLD’s Acceptance. Effective as of the date hereof, APLD hereby: (i) consents to the novation and assumption set forth in Section 1(b) above, and accepts the liability of the Assignee as “Issuer” in place of the liability of HPC Holdings as “Issuer” arising out of or related to the Purchase Agreement and grants to the Assignee the same rights under or arising out of or related to the Purchase Agreement as were granted to HPC Holdings in its capacity as the “Issuer” as if the Assignee was and had been a party to the Purchase Agreement instead of and in place of HPC Holdings; (ii) releases and forever discharges HPC Holdings from all covenants, agreements, obligations, claims and demands of the “Issuer”, whether in law or at equity, which the APLD now has, or which any successor or assign of any of them hereafter shall have, against the Issuer, arising out of or related to the Purchase Agreement; (iii) agrees to look solely to the Assignee for performance of the obligations of the Issuer under the Purchase Agreement; and (iv) agrees to continue to be bound by the Purchase Agreement in every way as if the Assignee were named in the Purchase Agreement as “Issuer” thereunder.

(f) Further Action. Each party hereto shall execute and deliver all papers, documents, and instruments and perform all acts that are reasonably necessary or appropriate to implement the terms of this Section 1 and the intent of the parties hereto, as expressed herein.

2. Amendment to Certain Defined Terms. The following defined terms set forth in Section 1.4 of the Purchase Agreement (Defined Terms Used in this Agreement) are hereby amended and restated in their entirety as follows:

“APLD Closing Distribution” means a cash distribution which shall be made at, or contemporaneous with, the Specified Time, by the Issuer to APLD Holdings in an amount (if any) equal to the ELN Site Capitalization minus the Initial Funding Requirement and minus the Bridge Financing Payoff, which shall be paid, to the extent available, from any combination of proceeds pursuant to Section 1.3(d), Construction Financing proceeds or cash on hand; provided, however, that if the amount of the foregoing sources at the Specified Time is insufficient to make the APLD Closing Distribution at Specified Time, the Issuer shall make the APLD Closing Distribution as soon as reasonably practicable thereafter.

“Debt Repayment” means the repayment in full of all obligations outstanding under any Project Debt, other than under the Bridge Financing.

“ELN Site Capitalization” means (i) $712,451,571.50, plus (ii) the gross proceeds of the Bridge Financing, plus (iii) additional equity contributions made to the Issuer after December 31, 2024, but prior to the Closing, minus (iv) the total amount of the Pre-Closing Financing Payoff.

3. Inclusion of Certain Defined Terms. Section 1.4 of the Purchase Agreement (Defined Terms Used in this Agreement) is hereby amended to include the following new defined terms such that each appears alphabetically and the corresponding sequential numbering updated accordingly:

“Bridge Financing” has the meaning set forth in that certain First Amendment to Unit Purchase Agreement, dated as of February 11, 2025, entered into by and among the Issuer, APLD HPC Holdings LLC, the Purchaser and APLD.

“Bridge Financing Payoff” means an amount equal to the principal amount of the Bridge Financing.

“Pre-Closing Financing Payoff” has the meaning set forth in that certain First Amendment to Unit Purchase Agreement, dated as of February 11, 2025, entered into by and among the Issuer, APLD HPC Holdings LLC, the Purchaser and APLD.

“Specified Time” means the later of (i) the Closing Date and (ii) the date on which (x) the Construction Financing in respect of ELN Building 02 is consummated (which Construction Financing may, but is not required to, also include Construction Financing in respect of ELN Building 03 and/or ELN Building 04) and (y) the Bridge Financing is paid off and discharged in full in accordance with its terms.

4. Replacement and Deletion of Certain Defined Terms.

(a) The Purchase Agreement is hereby amended by replacing the term “ELN-A Lease” with the term “ELN-02 Lease” in each place that it appears in the Purchase Agreement.

(b) The Purchase Agreement is hereby amended by replacing the term “ELN Building A” with the term “ELN Building 02” in each place that it appears in the Purchase Agreement.

(c) The Purchase Agreement is hereby amended by replacing the term “ELN Building B” with the term “ELN Building 03” in each place that it appears in the Purchase Agreement.

(d) The Purchase Agreement is hereby amended by replacing the term “ELN Building C” with the term “ELN Building 04” in each place that it appears in the Purchase Agreement.

(e) The Purchase Agreement is hereby amended by replacing the term “ELN-A Project” with the term “ELN 02 Project” in each place that it appears in the Purchase Agreement.

(f) The Purchase Agreement is hereby amended by replacing the term “Building A” with the term “ELN Building 02” where it appears in the definition of the term “ELN-02 Lease” in Section 1.4 of the Purchase Agreement (as amended by Section 4(a) above).

(g) The Purchase Agreement is hereby amended by replacing the term “APLD HPC Holdings LLC” with the term “APLD HPC TopCo LLC” in each place that it appears in the Purchase Agreement. For the avoidance of doubt, from and after the execution of this Amendment, all references to the “Issuer” in the Purchase Agreement shall be to the Assignee and shall no longer be to HPC Holdings.

(h) The Purchase Agreement is hereby amended by deleting the definition of “Second A&R LLC Agreement” and replacing the term “Second A&R LLC Agreement” with the term “A&R LLC Agreement” in each place that it appears in the Purchase Agreement.

(h) The Purchase Agreement is hereby amended by reordering each of the defined terms set forth in Section 1.4 of the Purchase Agreement (as amended by Section 2, Section 3 and Sections 4(a) through 4(h) above) such that they appear alphabetically and updating the corresponding sequential numbering accordingly.

(i) The Purchase Agreement is hereby amended by deleting the definition of “Management Aggregator” and replacing the term “Management Aggregator” with “[intentionally deleted]” in each place that it appears in the Purchase Agreement.

(j) The Purchase Agreement is hereby amended by deleting the definition of “Management Aggregator LLCA” and replacing the term “Management Aggregator LLCA” with “[intentionally deleted]” in each place that it appears in the Purchase Agreement.

5. Amendment to Section 1.3(d) of the Purchase Agreement. Clause (d) of Section 1.3 of the Purchase Agreement (Conditions Precedent to Closing; Deliveries) is hereby amended and restated in its entirety as follows:

“(d) Use of Proceeds. From the proceeds from sale of the Subject Units, the Issuer shall:

(i) first, pay (1) the Debt Repayment, (2) the Transaction Expenses in accordance with this Agreement, and (3) the Transfer Taxes (if any) in accordance with Section 5.10, in each case, at the Closing;

(ii) second, to fund the construction costs in respect of the Specified HPC Assets and any other capital, general, administrative or operating expenses of the Issuer and its Subsidiaries, in each case, pursuant to the Second A&R LLC Agreement;

(iii) third, satisfy, and cause to be continued to be satisfied, from and after the Closing, the interest reserve obligations, if any, under the Bridge Financing; and

(iv) then, at the Specified Time, and using the Construction Financing proceeds (to the extent necessary), pay (1) first, the Bridge Financing Payoff and (2) second, the APLD Closing Distribution in accordance with Section 5.14 (to the extent not paid at Closing).

For the avoidance of doubt, the Issuer shall not use the proceeds from the sale of the Subject Units for any purpose other than as set forth in this Section 1.3(d).”

6. Amendment to Section 2.1 of the Purchase Agreement. Section 2.1 of the Purchase Agreement (Organization, Qualification, Power and Authority) is hereby amended and restated in its entirety as follows:

“2.1 Organization, Qualification, Power and Authority. Each Group Company is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Group Company is qualified to conduct business and in good standing under the Laws of each jurisdiction where such qualification is required, except, in each case, where the lack of such qualification or the failure to be in good standing, has not and would not reasonably be expected to (i) prevent, materially impair or materially delay the ability of the Issuer to perform its obligations hereunder and (ii) be material to the Group Companies or the Business, taken as a whole. Each Group Company has the requisite power and authority to carry on the businesses in which it is engaged (including the Business) and to own, lease, operate and use the material assets, rights and properties owned or used by it, except as would not reasonably be expected to (a) prevent, materially impair or materially delay the ability of the Issuer to perform its obligations hereunder and (b) be material to the Group Companies or the Business, taken as a whole. The Issuer was initially formed solely for the purposes of holding the equity interests of APLD HPC Holdings LLC and facilitating the Bridge Financing, and it has not conducted any other business prior to the Effective Date and has no, and at the Closing will have no, assets, liabilities or obligations of any nature other than those incident to its formation and purposes (including, for the avoidance of doubt, the equity interests of APLD HPC Holdings LLC), or pursuant to this Agreement, the Transactions or any other transactions contemplated hereby or thereby, or unless otherwise consented to by the Purchaser in writing.”

7. Amendments to Section 5 of the Purchase Agreement.

(a) Clause (b) of Section 5.14 of the Purchase Agreement (Debt Repayment; APLD Distributions) is hereby amended and restated in its entirety as follows:

“(b) At the Specified Time, the Issuer shall, to the extent available, from any combination of proceeds pursuant to Section 1.3(d), Construction Financing proceeds or cash on hand, make the APLD Closing Distribution pursuant to the terms of this Agreement; provided, however, that the Issuer shall reasonably consult with the Purchaser prior to determining the amount of such APLD Closing Distribution (and no later than three (3) Business Days prior to the payment thereof). Notwithstanding the foregoing, if the amount of Construction Financing proceeds or cash on hand at the Specified Time is insufficient to make the APLD Closing Distribution at such time, the Issuer shall make the APLD Closing Distribution at the Specified Time to the extent of such Construction Financing proceeds or cash on hand, and the balance thereof as soon as reasonably practicable thereafter in priority to any other distributions.”

(b) Section 5.17 of the Purchase Agreement (Pre-Closing Actions) is hereby amended and restated in its entirety to, among other things, reflect the Extension as follows:

“5.17 Pre-Closing Actions.

(a) From and after the Effective Date, the Issuer, APLD and the Purchaser shall use reasonable best efforts to negotiate in good faith and mutually agree upon, by 11:59 p.m., New York time on February 28, 2025, the final form of each of;

(i) the A&R LLC Agreement;

(ii) the Pre-Closing Restructuring Plan; and

(iii) the Corporate Services Agreement, including all schedules and exhibits thereto, as applicable.

(b) Upon the completion and mutual agreement of each of the items described in clauses (i) – (iii) above, each of the Parties will execute and deliver a written acknowledgement that the applicable document is in final form and on mutually agreeable terms, with a copy of such final form document annexed thereto (each such document, an “Agreed Form”, and each written notice, a “Satisfaction Notice” and collectively, the “Satisfaction Notices”).”

8. Amendments to the Schedules to the Purchase Agreement .

(a) Section 1.3(b)(v) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule I hereto.

(b) Section 2.2(a) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule II hereto.

(c) Section 2.12(a) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule III hereto.

(d) Section 2.8 of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule IV hereto.

(c) Section 2.9(a)(iv) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule V hereto.

(d) Section 2.9(a)(v) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule VI hereto.

(e) Section 2.9(a)(xxiv) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule VII hereto.

(f) Section 2.24(b) of the Disclosure Schedule is hereby amended and restated in its entirety as set forth on Schedule VIII hereto.

(g) Schedule 1 to the Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex I hereto.

9. Bridge Financing.

(a) In accordance with Section 5.1 of the Purchase Agreement, the Purchaser hereby consents to (i) HPC Holdings’ and the Assignee’s entry into the SMBC Credit Agreement and each of the other Loan Documents (as defined in the SMBC Credit Agreement), as applicable, and (ii) the consummation of the Bridge Financing on the terms set forth therein. Notwithstanding Sections 1.3(b)(ix)(5), 1.3(d)(i) and 5.14(a) of the Purchase Agreement, the Parties acknowledge and agree that the Assignee shall not be required to pay off the Bridge Financing at or prior to the Closing; provided, that, for the avoidance of doubt, all other Project Debt, if any, shall continue to be required to be paid off at or prior to Closing pursuant to Section 5.14 of the Purchase Agreement; provided, further, that no Group Company nor any member of the APLD Group shall amend, waive or otherwise modify any provision of the SMBC Credit Agreement or any of the other Loan Documents (as defined in the SMBC Credit Agreement) without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

(b) In accordance with Section 5.1 of the Purchase Agreement, the Purchaser hereby consents to the deployment and expenditure by the Group Companies during the Interim Period, of, in the aggregate, up to $25,000,000 of the Bridge Financing proceeds on construction and development of ELN Building 03.

(c) In accordance with Section 7.3 of the Purchase Agreement, each of the Purchaser and APLD hereby consents to the collateral assignment by HPC Holdings and/or the Assignee of HPC Holdings’ and/or the Assignee’s right, title, and interest in and to the Purchase Agreement to the Lenders in connection with the SMBC Credit Agreement and each of the other Loan Documents (as defined in the SMBC Credit Agreement), as applicable. For the avoidance of doubt, no Subject Units shall be pledged, hypothecated or otherwise subject to any Encumbrance in connection with the Bridge Financing or any assignment of interests in accordance therewith (including the foregoing collateral assignment).

(d) The Assignee shall, and APLD shall cause the Assignee to, use commercially reasonable efforts to, as soon as practicable following the Closing, obtain the Construction Financing and use a portion of the proceeds thereof to pay and discharge in full the Bridge Financing.

(e) The Assignee shall utilize the proceeds of the Bridge Financing solely to (i) pay off in its entirety, concurrently upon entering into the SMBC Credit Agreement, any and all Project Debt that is outstanding as of the consummation of the Bridge Financing, such that all Encumbrances in connection with such Project Debt shall be unconditionally released and terminated, except to the extent any such Encumbrances are created under the SMBC Credit Agreement, (ii) pay for Bridge Financing transaction fees, costs and expenses, and (iii) fund capital and other expenses related to ELN Building 02, ELN Building 03 and/or ELN Building 04 (the sum of the amounts set forth in clauses (i) and (ii) above shall be the “Pre-Closing Financing Payoff”).

(f)  Except as expressly provided herein, the Assignee shall not, and APLD shall cause the Assignee not to, make any dividend, distribution, or return of capital to APLD or any other Person prior to the Closing.

(g) The Parties acknowledge and agree that, notwithstanding anything to the contrary in the Purchase Agreement, the Bridge Financing (and all costs and expenses relating thereto, including prepayment costs) shall constitute Project Debt for all purposes under the Purchase Agreement.

10. Miscellaneous.

10.1 Ratification of Purchase Agreement; Full Force and Effect; Conflicts. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Purchase Agreement, and any reference to the Purchase Agreement in any such instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. This Amendment shall apply and be effective only with respect to the provisions of the Purchase Agreement specifically referred to herein.

10.2 Other Matters. The provisions of Section 7.3 (Successors and Assigns; No Third Party Beneficiaries), Section 7.4 (Governing Law), Section 7.5 (Waiver of Jury Trial), Section 7.6 (Specific Performance), Section 7.7 (Counterparts), Section 7.8 (Titles and Subtitles; Made Available to the Purchaser), Section 7.9 (Notices), Section 7.10 (Amendments and Waivers), and Section 7.11 (Severability) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

APLD HPC Holdings LLC

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Signatory

APPLIED DIGITAL CORPORATION

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Chief Financial Officer

MIP VI HPC HOLDINGS, LLC

By:	/s/ Anton Moldan
Name:	Anton Moldan
Title:	President

By:	/s/ Mache Mouzakis
Name:	Mache Mouzakis
Title:	Assistant Secretary

APLD HPC TOPCO LLC

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Signatory

[Signature Page to First Amendment to Unit Purchase Agreement]